SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                          (Amendment No.             )

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]     Confidential, For Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))

                     REPUBLIC SECURITY FINANCIAL CORPORATION
                (Name of Registrant as Specified in Its Charter)


                     REPUBLIC SECURITY FINANCIAL CORPORATION
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                    REPUBLIC SECURITY FINANCIAL CORPORATION
                          450 SOUTH AUSTRALIAN AVENUE
                           WEST PALM BEACH, FL 33401

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 28, 1999

                               ----------------

To our Shareholders:


     The 1999 Annual Meeting of Shareholders of Republic Security Financial Corporation will be held at The Palm Beach Airport Hilton, 150 Australian Avenue, West Palm Beach, Florida, on Wednesday, April 28, 1999, beginning at 3:00 p.m. local time. At the meeting, shareholders will act on the following matters:

     (1) Election of seven directors, each for a term of three years; as well as one director for a term of one year and one director for a term of two years;

     (2) Approval of an amendment to the Company's 1997 Performance Incentive Plan; and

     (3) Any other matters that properly come before the meeting.

     Shareholders of record at the close of business on February 25, 1999 are entitled to vote at the meeting or any postponement or adjournment.

     SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE AND PROMPTLY MAIL YOUR PROXY IN THE PREPAID RETURN ENVELOPE PROVIDED. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON, SHOULD YOU SO DESIRE. SHAREHOLDERS HOLDING STOCK IN BROKERAGE ACCOUNTS ("STREET NAME" HOLDERS) WILL NEED TO BRING A COPY OF A BROKERAGE STATEMENT REFLECTING STOCK OWNERSHIP AS OF THE RECORD DATE. CAMERAS, RECORDING DEVICES AND OTHER ELECTRONIC DEVICES WILL NOT BE PERMITTED AT THE MEETING.

                                        By order of the Board of Directors,

                                        /s/ Alissa E. Ballot
                                        ------------------------------------
                                        Alissa E. Ballot
                                        Secretary

March 25, 1999
West Palm Beach, Florida

                               TABLE OF CONTENTS



                                                                           PAGE
                                                                           -----
ABOUT THE MEETING .......................................................     1
What is the purpose of the Annual Meeting? ..............................     1
Who is entitled to vote? ................................................     1
Who can attend the meeting? .............................................     1
What constitutes a quorum? ..............................................     1
How do I vote? ..........................................................     1
Can I change my vote after I return my proxy card? ......................     2
What are the Board's recommendations? ...................................     2
What vote is required to approve each item? .............................     2
Do the Company's directors or executive officers have a personal interest
 in the outcome of any proposal? ........................................     2
STOCK OWNERSHIP .........................................................     3
Who are the largest owners of the Company's stock? ......................     3
How much stock do the Company's directors and executive officers own? ...     3
ITEM 1--ELECTION OF DIRECTORS ...........................................     5
Directors standing for election .........................................     5
Directors continuing in office ..........................................     7
How are directors compensated? ..........................................     8
How often did the Board meet during 1998? ...............................     9
What Committees has the Board established? ..............................     9
Certain relationships and related transactions ..........................    10
Management Indebtedness to the Bank .....................................    10
Who are the Company's and the Bank's executive officers? ................    11
Executive Compensation ..................................................    12
Report of the Compensation Committee ....................................    13
Compensation Committee Interlocks and Insider Participation .............    15
Employment Agreements ...................................................    15
Change of Control Agreements ............................................    16
Executive Compensation Summary Table ....................................    17
Option Grants for 1998 ..................................................    19
Option and SAR Exercises and Values for 1998 ............................    20
Supplemental Executive Retirement Plan ..................................    20
Stock Performance .......................................................    21
ITEM 2--APPROVAL OF AMENDMENT TO REPUBLIC SECURITY FINANCIAL
 CORPORATION 1997 PERFORMANCE INCENTIVE PLAN ............................    23
General Plan Information ................................................    23
Purpose of the Incentive Plan ...........................................    23
Description of the Amended Incentive Plan ...............................    23
Federal Income Tax Consequences .........................................    27
New Plan Benefits .......................................................    28
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT .......................    29
WHO IS THE COMPANY'S INDEPENDENT AUDITOR? ...............................    29
OTHER MATTERS ...........................................................    29
ADDITIONAL INFORMATION ..................................................    30
APPENDIX A--AMENDMENT 2 TO 1997 PERFORMANCE INCENTIVE PLAN ..............   A-1

                    REPUBLIC SECURITY FINANCIAL CORPORATION
                           450 S. AUSTRALIAN AVENUE
                        WEST PALM BEACH, FLORIDA 33401
                               ----------------
                                PROXY STATEMENT
                               ----------------

     This proxy statement contains information related to the Annual Meeting of Shareholders of Republic Security Financial Corporation (the "Company"), the holding company for Republic Security Bank (the "Bank") to be held on Wednesday, April 28, 1999, beginning at 3:00 p.m., at The Palm Beach Airport Hilton, 150 Australian Avenue, West Palm Beach, Florida, and at any postponements or adjournments thereof. We are first mailing this proxy statement to our shareholders on or about March 25, 1999.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the Company's Annual Meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including the election of seven directors for three-year terms, one director for a two-year term and one director for a one-year term and the approval of an amendment to the Company's 1997 Performance Incentive Plan. In addition, the Company's management will report on the performance of the Company during 1998 and respond to questions from shareholders.

WHO IS ENTITLED TO VOTE?

     Only shareholders of record at the close of business on the record date, February 25, 1999, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote in the election of each director and one vote on each other matter to be voted upon.

WHO CAN ATTEND THE MEETING?

     All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Each shareholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting. A list of shareholders entitled to notice of and to attend the meeting will be available for inspection by any shareholder, during regular business hours, for a period of ten days before the meeting at the principal executive offices of the Company. The list will also be available at the Annual Meeting.

     Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 47,952,366 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO I VOTE?

     If you complete and properly sign the accompanying proxy card and return it to the transfer agent (as agent for the Company), it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

     FOR election of the nominated slate of directors (see pages 5-6); and

     FOR approval of the amendment to the Company's 1997 Performance Incentive Plan (see pages 23-28).

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     ELECTION OF DIRECTORS. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     OTHER ITEMS. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee will be permitted to exercise voting discretion with respect to the matters to be acted upon. If you do not give your broker or nominee specific instructions and your broker submits a signed proxy card that does not give specific instructions for your shares, your shares will be voted as the Board recommends on those matters and will be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, in addition, be counted in determining whether there is a quorum.

DO THE COMPANY'S DIRECTORS OR EXECUTIVE OFFICERS HAVE A PERSONAL INTEREST IN THE OUTCOME OF ANY PROPOSAL?

     Shareholders are being asked to approve an amendment to the 1997 Performance Incentive Plan. If approved, it will increase the annual limit on the number of shares of the Company's common stock that the Compensation Committee can award to any individual in the form of stock options or other incentive awards. Directors and executive officers who may participate in the 1997 Performance Incentive Plan in the future may be deemed to have an interest in this proposal.

                                STOCK OWNERSHIP

WHO ARE THE LARGEST OWNERS OF THE COMPANY'S STOCK?

     The Company knows of no single person or group that is the beneficial owner of more than 5% of the Company's common stock.

HOW MUCH STOCK DO THE COMPANY'S DIRECTORS AND
EXECUTIVE OFFICERS OWN?

     The following table shows the amount of common stock of the Company beneficially owned (unless otherwise indicated) by the Company's directors, the executive officers of the Company named in the Summary Compensation Table below and the directors and executive officers of the Company as a group.

     Each named individual and the members of the group are deemed to beneficially own all shares over which they possess sole or shared voting or dispositive power and an additional number of shares over which they may, within 60 days after March 18, 1999, acquire sole or shared voting or dispositive power, by exercise of a stock option or other existing contract right. Except as otherwise indicated, all information is as of March 18, 1999 and each named individual has the sole power to vote and the sole power to dispose of the shares he or she is deemed to beneficially own. The address of all named individuals is c/o Republic Security Financial Corporation, 450 S. Australian Avenue, West Palm Beach, Florida 33401.

                                STOCK OWNERSHIP


                                          AMOUNT AND NATURE      AMOUNT OF SHARES     PERCENT OF SHARES
                                              OF SHARES         ACQUIRABLE WITHIN      OF COMMON STOCK
NAME OF BENEFICIAL OWNER                 BENEFICIALLY OWNED         60 DAYS(2)         OUTSTANDING(3)
-------------------------------------   --------------------   -------------------   ------------------
Johnny Adcock .......................           93,608(4)                  0                    *
Paula Berliner ......................          184,732(5)             82,797                    *
Thomas F. Carney ....................          568,221                     0                 1.12%
Joseph D. Cesarotti, Sr. ............           70,536(6)             82,797                    *
Mary Anna Fowler ....................          109,297                     0                    *
H. Gearl Gore .......................           97,510(7)             44,914                    *
Fred A. Greene ......................           30,496(8)             93,215                    *
R. Randy Guemple ....................          159,986(9)                  0                    *
Richard J. Haskins ..................           72,161                12,128                    *
Eugene W. Hughes ....................          116,213(10)            82,797                    *
Bruce Keir ..........................           25,172                35,750                    *
Thomas J. Langan, Jr. ...............            7,895(11)                 0                    *
Lennart E. Lindahl, Jr. .............           86,940(12)            44,914                    *
Mary A. McCarty .....................            1,313(13)                 0                    *
Carol R. Owen .......................          218,504(14)            82,797                    *
Richard C. Rathke ...................          112,461                44,914                    *
Roger Savage ........................            2,426                     0                    *
Rudy E. Schupp ......................          111,826(15)            19,652                    *
Daniel O. Sokoloff ..................           23,227(16)            55,570                    *
William F. Spitznagel ...............          261,868(17)                 0                    *
Thomas Tribby .......................            3,619(18)                 0                    *
Bruce E. Wiita ......................          116,145                44,914                    *
William Wolfson .....................            9,132                 5,250                    *
All Directors and Executive Officers
 as a group (32 persons)(1) .........        2,874,062               763,864                 7.09%

----------------
 *  Represents less than 1% of the Company's outstanding common stock.

 (1) For all directors and executive officers as a group, includes 151,855 shares held in the Company's 401(k) Plan as of December 31, 1998, as to which one executive officer, as one of three trustees, shares voting and dispositive power. Such executive officer has a pecuniary interest in 1,748 of such shares, which are allocated to her account. For other executive officers, does not include any shares held in the 401(k) Plan, as to which such officers have a pecuniary interest in the shares allocated to their accounts, but no voting and limited dispositive power. Includes 23,798 shares held by Marine Midland Bank as Trustee of the First Bank of Florida Employee Stock Ownership Plan, as to which one director has voting but no dispositive power and 7,410 shares held by Marine Midland Bank as Trustee under the First Bank of Florida Recognition and Retention Plan for Outside Directors, as to which one director has voting but no dispositive power.

 (2) Reflects the number of shares that could be purchased by exercise of options and warrants available at March 18, 1999 or within 60 days thereafter under the Company's 1997 Performance Incentive Plan or other option or warrant grants.

 (3) Based on the number of shares outstanding at March 18, 1999 plus, in the case of each individual and the group, the number of additional shares listed in the column headed "Acquirable within 60 days" for that individual or group.

(4) Mr. Adcock shares voting and dispositive power on all but 2,800 of such shares with his spouse.

(5) Ms. Berliner shares voting and dispositive power over such shares with her spouse as co-trustees of two trusts.

(6) 35,269 of such shares are held by Mr. Cesarotti's spouse, who has sole voting and dispositive power.

(7) 4,787 of such shares are held by Mr. Gore's spouse, who has sole voting and dispositive power. In addition, Mr. Gore shares voting and dispositive power over 87,193 of such shares with his spouse.

(8) Mr. Greene shares voting and dispositive power over 10,000 of such shares with his spouse, with whom he is co-trustee of a revocable trust for the benefit of his spouse.

(9) Includes 23,798 shares held by Marine Midland Bank as Trustee of the First Bank of Florida Employee Stock Ownership Plan, as to which Mr. Guemple has voting power but no dispositive power.

(10) 706 of such shares are held by Mr. Hughes' spouse, who has sole voting and dispositive power.

(11) 2,000 of such shares are held jointly with Mr. Langan's spouse, with whom he shares voting and dispositive power.

(12) 13,003 of such shares are held jointly with Mr. Lindahl's spouse, with whom he shares voting and dispositive power, and 2,522 of such shares are held by Mr. Lindahl's spouse, who has sole voting and dispositive power.

(13) 1,000 of such shares are held by Ms. McCarty's spouse, who has sole voting and dispositive power.

(14) 11,791 of such shares are held by Mr. Owen's spouse, who has sole voting and dispositive power.

(15) 2,516 of such shares are held by Mr. Schupp's spouse, who has sole voting and dispositive power.

(16) Includes 7,410 shares held by Marine Midland Bank as Trustee under the First Bank of Florida Recognition and Retention Plan for Outside Directors, as to which Dr. Sokoloff has voting power but no dispositive power.

(17) 109,061 of such shares are held by Mr. Spitznagel's spouse, who has sole voting and dispositive power.

(18) 1,469 of such shares are held by Mr. Tribby's spouse, who has sole voting and dispositive power.

                         ITEM 1--ELECTION OF DIRECTORS

                        DIRECTORS STANDING FOR ELECTION

     The Board of Directors of the Company, which is currently comprised of 20 members, is divided into three classes, each having three-year terms that expire in successive years. Classes 1 and 3 have seven members each, and Class 2 has six members. All members of the Company's Board are also members of the Board of Directors of the Bank.

     The current three-year term of office of directors in Class 3 expires at the 1999 Annual Meeting. The Board of Directors proposes that the nominees described below, who are currently serving as Class 3 directors, be elected to Class 3 for a new term of three years and until their successors are duly elected and qualified. In addition, the Board proposes that Mr. Greene and Mr. Guemple, who (along with Dr. Sokoloff) originally filled vacancies created by the Board in connection with the Company's merger with First Palm Beach Bancorp, Inc., be elected by the shareholders to, in the case of Mr. Guemple, Class 1, with a term expiring at the 2000 Annual Meeting, and, in the case of Mr. Greene, Class 2, with a term expiring at the 2001 Annual Meeting.

     Each of the nominees has consented to serve the terms indicated. If any of them should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

                   THE DIRECTORS STANDING FOR ELECTION ARE:

CLASS 3 DIRECTORS:

JOHNNY ADCOCK                                   Director since 1999

     Mr. Adcock, 54, became a director of the Company following the merger of Northside Bank of Tampa ("Northside") into the Bank in February 1999. Mr. Adcock had been a director of Northside since 1989 and was serving as Chairman of the Board at the time of the merger. Mr. Adcock is also a member of the University Community Hospital Foundation Board of Trustees and the University Community Hospital Board of Trustees, both in Tampa, Florida. Mr. Adcock has been President and a director of the Adcock Financial Group, which focuses in the estate planning and executive fringe benefit areas, since 1967. Mr. Adcock's experience is in the fields of insurance, investment and financial planning. Mr. Adcock is also a director of Partners Financial Group, a registered investment company in Austin, Texas.

MARY ANNA FOWLER                                Director since 1997

     Ms. Fowler, 71, has been Vice President of Exotic Gardens, Inc., a florist company, since 1991. Ms. Fowler was a director of Family Bank from its inception in 1986 through its merger with the Bank in 1997.

THOMAS J. LANGAN, JR.                           Director since 1997

     Mr. Langan, 78, retired as President of The County Trust Company in White Plains, New York in 1983. He served as a director of Carney Bank from 1991 until Carney Bank's merger with County National Bank of South Florida ("County") in 1996, and thereafter served as a director of County and of its parent, County Financial Corporation ("CFC"), until 1997 when the Company acquired CFC.

CAROL R. OWEN                                   Director since 1997

     Mr. Owen, 63, has served as Chairman of the Board, Broward County, of the Bank since it acquired Family Bank in June 1997. Prior to that time Mr. Owen was a director, Chief Executive Officer and President of Family Bank since its inception in 1986.

RICHARD C. RATHKE                               Director since 1983

     Mr. Rathke, 67, has been the President of RCR Enterprises, Inc., a real estate development firm in Jupiter, Florida, since 1979.

RUDY E. SCHUPP                                  Director since 1984

     Mr. Schupp, 48, has been Chairman of the Board, President and Chief Executive Officer of the Company since 1985, and the Chairman of the Board, President and Chief Executive Officer of the Bank since 1984. Mr. Schupp is also a director of Florida Public Utilities Corp., a public company whose shares are listed on the American Stock Exchange.

DANIEL O. SOKOLOFF, M.D.                        Director since 1998

     Dr. Sokoloff, 47, served as a director of First Palm Beach Bancorp, Inc. ("FFPB") from 1996 to 1998, when FFPB merged into the Company. Dr. Sokoloff has been a dermatologist in West Palm Beach, Florida since 1982. Under the Agreement and Plan of Merger by which the Company acquired FFPB, each of the three directors added at the time of the acquisition whose initial term expires before 2001 is expected to be nominated for election to serve an additional term of three years following the expiration of his initial term.

CLASS 1 DIRECTOR:

R. RANDY GUEMPLE                                Director since 1998

     Mr. Guemple, 47, served as a director of FFPB from 1997 to 1998, when FFPB merged into the Company. Mr. Guemple also served as Executive Vice President and Chief Operating Officer of FFPB and its subsidiary, First Bank of Florida, from July, 1996 until the merger. Mr. Guemple served as Senior Vice President, Treasurer and Chief Financial Officer of FFPB and First Bank of Florida from 1992 to July 1996. Under the Agreement and Plan of Merger by which the Company acquired FFPB, each of the three directors added at the time of the acquisition whose initial term expires before 2001 is expected to be nominated for election to serve an additional term of three years following the expiration of his initial term.

CLASS 2 DIRECTOR:

FRED A. GREENE                                  Director since 1998

     Mr. Greene, 67, served as a director of FFPB from 1984 to 1998, when FFPB merged into the Company. Mr. Greene has served as a director, Chairman of the Board, President and Chief Executive Officer of Gee & Jenson, Engineers, Architects & Planners, Inc. since 1990, and has been a civil engineer with such company since 1956. Under the Agreement and Plan of Merger by which the Company acquired FFPB, each of the three directors added at the time of the acquisition whose initial term expires before 2001 is expected to be nominated for election to serve an additional term of three years following the expiration of his initial term.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

                        DIRECTORS CONTINUING IN OFFICE:

  CLASS 1 DIRECTORS. The following Class 1 directors have terms ending in 2000:


DR. THOMAS F. CARNEY                            Director since 1997

     Dr. Carney, 72, was a member of the Board of Directors of CFC from 1962 until its merger into the Company, and was Chairman of the Board of County from 1967 until its merger into the Bank. Dr. Carney has also been the treasurer of Rockingham Venture Inc., since 1984, treasurer of Connecticut Yankee Greyhound Racing, Inc. and PM Management Group, Inc. since 1975 and treasurer of Yankee Greyhound Racing, Inc. since 1973.

JOSEPH D. CESAROTTI, SR.                        Director since 1997

     Mr. Cesarotti, 70, was a director of Family Bank from 1986 until its merger into the Bank. Mr. Cesarotti has been retired since June 1992. Prior to his retirement, Mr. Cesarotti was President and Chief Executive Officer of Sungraf Inc., a sign manufacturing company.

RICHARD J. HASKINS                              Director since 1986

     Richard J. Haskins, 49, has been Senior Executive Vice President and Chief Financial Officer of the Company and the Bank since January 1999. Mr. Haskins had been Executive Vice President and Chief Financial Officer of the Company and the Bank since 1989 and Senior Vice President of the Company and the Bank since 1984. For ten years prior to 1984, Mr. Haskins had been an accountant with the West Palm Beach, Florida office of Deloitte, Haskins & Sells, certified public accountants, where he held the position of Manager.

EUGENE W. HUGHES                                Director since 1997

     Mr. Hughes, 66, was a director of Family Bank from 1986 until its merger into the Bank in 1997. Mr. Hughes, who is currently retired, served as Chief Financial Officer of Family Bank from 1988 to 1994.

LENNART E. LINDAHL, JR.                         Director since 1983

     Mr. Lindahl, 55, has been Chairman of the Board of Lindahl, Browning, Ferrari & Hellstrom, Inc., Consulting Engineers, in West Palm Beach, Florida since 1994. From 1970 to 1994, Mr. Lindahl served as President of that firm. He is a past Chairman of the Economic Council of Palm Beach County and a past president of the Palm Beach County Development Board. Additionally, he served as a member and past Chairman of the Florida Inland Navigation District.

BRUCE E. WIITA, M.D.                            Director since 1983

     Dr. Wiita, 61, has been a surgeon and urologist practicing in Jupiter and Palm Beach Gardens, Florida since 1973. He is the former Chief of Staff of the Jupiter Hospital and Chief of Surgery of the Palm Beach Gardens Hospital and Jupiter Hospital. Currently, he is a director of the American Heritage Management and Development Corporation, a real estate development company, and Chairman of the DevMed Group Inc., a medical device manufacturing company.

  CLASS 2 DIRECTORS. The following Class 2 directors have terms ending in 2001:


PAULA BERLINER                                  Director since 1997

     Ms. Berliner, 55, was a director of Family Bank from 1986 until its merger with the Bank in 1997. Ms. Berliner has been Vice President and director of Acorn Holding Corp., a public venture capital company traded on the Nasdaq Small-Cap Market, since 1992. Prior to that, Ms. Berliner was Vice President and a director of Broward Window Products, Inc., a company specializing in the sale of window-related products.

H. GEARL GORE                                   Director since 1983

     Mr. Gore, 51, served as Secretary of the Company from 1983 until 1998. He has been the President of H. Gearl Gore, Inc., a real estate appraisal firm in Jupiter, Florida since 1983. In 1998, approximately 40% of that firm's gross revenues were derived from appraisal services provided to the Bank. Mr. Gore has been the President and Chief Operating Officer of Northco Investment Properties, Inc., a real estate brokerage firm in Jupiter, Florida, from 1981 to the present.

MARY MCCARTY                                    Director since 1997

     Ms. McCarty, 44, was a director of CFC and County from May 1997 until CFC's merger into the Company in December 1997. Ms. McCarty was elected to District IV Palm Beach County Commission in November 1990 and continues to serve in such position. She was elected Chair of the Palm Beach County Commission in November of 1992.

WILLIAM F. SPITZNAGEL  Director since February 1987; also from 1983-1986

     Mr. Spitznagel, 72, was Chairman and President of Roadway Services, Inc., a motor freight company, from 1978 until his retirement in 1981.

WILLIAM WOLFSON                                 Director since 1993

     Mr. Wolfson, 70, has been a certified public accountant since 1960. He retired in 1994 as senior partner in the accounting firm of Wolfson, Kapit, Melzer, Milowsky, Ettinger & Wieselthier, P.C.

HOW ARE DIRECTORS COMPENSATED?

     BASE COMPENSATION. In 1998 each non-employee director received a retainer based on an annualized rate of $3,840, together with a fee of $1,080 per regular quarterly Board meeting attended. All Company directors are also directors of the Bank, and directors are separately compensated for their service on the Bank Board at an annualized rate of $6,804, together with a fee of $333 per Board meeting attended and a fee of $300 per Committee meeting attended ($350 per meeting for the Chairman of the Committee). Directors who are also employees of the Company or the Bank receive no additional compensation for service as directors.

     OPTIONS. In January 1998, directors Carney, Langan, and McCarty, all of whom joined the Board following the closing of the CFC merger in December 1997, were each granted options to purchase 7,500 shares of the common stock of the Company at an exercise price of $9.00 per share under the Company's 1997 Performance Incentive Plan. Such options have a term of ten years and vest, except in certain limited circumstances, on January 28, 2001. In November 1998 each non-employee director then serving on the Board was granted options to purchase 10,000 shares of the common stock of the Company at an exercise price of $9.3125 per share under the Company's 1997 Performance Incentive Plan. Such options have a term of ten years and one-third of the total number of options become exercisable on each of November 18, 1999, November 18, 2000 and November 18, 2001.

     DIRECTORS RETIREMENT PLAN. In 1997 the Bank established a non-qualified unfunded retirement plan for non-employee directors ("Directors Retirement Plan"). To be eligible a director must be specifically included in the Directors Retirement Plan by action of the Board, and to vest in benefits a director generally must have served at least five years on the Bank's Board prior to retirement. The annual benefit under the Directors Retirement Plan is a percentage of the fees that would have been paid to the director for the full calendar year in which the director terminates service, with such percentage being calculated by multiplying 5% times the director's years of service (including for this purpose service with any predecessor Board), with a maximum of 75%. Such benefit will be paid for a total of 180 months.

HOW OFTEN DID THE BOARD MEET DURING 1998?

     The Company's Board of Directors, which after its July 1998 meeting began meeting quarterly, met 11 times during 1998, including 3 special meetings. The Bank's Board met 12 times during 1998. Each director attended more than 75% of the total number of meetings of the Board and Committees on which he or she served.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

     The Company's Board of Directors has standing Executive, Compensation and Audit Committees. The Board as a whole acted as the Nominating Committee in connection with the nomination of directors for election at the 1999 Annual Meeting.


                          BOARD COMMITTEE MEMBERSHIP

NAME                               EXECUTIVE COMMITTEE     AUDIT COMMITTEE     COMPENSATION COMMITTEE
-------------------------------   ---------------------   -----------------   -----------------------
Paula Berliner ................            *                                             *
Thomas Carney .................            *
Mary Anna Fowler ..............                                                          *
H. Gearl Gore .................                                  *
Thomas Langan, Jr. ............                                  *
Lennart Lindahl, Jr. ..........            *                                            **
Carol R. Owen .................            *
Richard Rathke ................                                  *
Rudy E. Schupp ................            **
William Spitznagel ............                                                          *
Bruce A. Wiita ................                                                          *
William Wolfson ...............                                  **

----------------
 * Member.
** Chair.

     EXECUTIVE COMMITTEE. The Executive Committee possesses all of the powers of the Board except the power to approve or recommend to shareholders actions required by law to be approved by shareholders, fill vacancies on the Board or any committees, amend or repeal the bylaws, authorize or approve stock buybacks except in certain circumstances, or issue stock, and certain other powers specifically reserved by Florida law to the Board. In 1998, the Executive Committee held 4 meetings.

     COMPENSATION COMMITTEE. The Compensation Committee is charged with reviewing the Company's general compensation strategy; establishing salaries and reviewing benefit programs for the Chief Executive Officer and the four next most highly compensated officers; reviewing, approving, recommending and administering the Company's 1997 Performance Incentive Plan; and approving certain employment and change of control agreements. In 1998, the Compensation Committee met 11 times.

     AUDIT COMMITTEE. The Audit Committee reviews, reports to and advises the Board with respect to various auditing and accounting matters involving the selection of and the nature of the services to be performed by the Company's independent auditors, the performance of the independent and internal auditors and the fees to be paid to the independent auditors, the scope of audit procedures and the Company's accounting procedures and internal controls. The Audit Committee met 4 times during 1998.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Owen provides consulting services to the Company and the Bank in his capacity as Broward County Chairman. During 1998, the Company and the Bank paid Mr. Owen an aggregate of $95,000 for these services.


                      MANAGEMENT INDEBTEDNESS TO THE BANK

     The Financial Institutions Reform, Recovery and Enforcement Act of 1989 requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

     All loans made by the Bank to its directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features, except for the following loan, which, at the time it was made, complied with all applicable laws and regulations and Bank policies:


                                                     LARGEST AMOUNT
                                                      OUTSTANDING
                                                    DURING THE YEAR      BALANCE     INTEREST RATE AT
OFFICER AND/OR DIRECTOR            PURPOSE           ENDED 12/31/98     12/31/98         12/31/98
-------------------------   --------------------   -----------------   ----------   -----------------
H. Gearl Gore ...........     Personal residence        $165,232        $159,777           3.50%

WHO ARE THE COMPANY'S AND THE BANK'S EXECUTIVE OFFICERS?

     The following individuals are the executive officers of the Company and/or the Bank and hold the offices set forth below opposite their names.

NAME                       AGE                            POSITIONS HELD
-----------------------   -----   --------------------------------------------------------------
Rudy E. Schupp             48     Chairman of the Board, President and
                                  Chief Executive Officer of the Company and the Bank

Louis J. Dunham            45     Senior Executive Vice President and
                                  Chief Credit Officer of the Bank

Richard J. Haskins         49     Senior Executive Vice President and
                                  Chief Financial Officer of the Company and the Bank

R. Michael Strickland      48     Senior Executive Vice President and
                                  Chief Banking Officer of the Bank

Alissa E. Ballot           43     Senior Vice President and Secretary of the Company
                                  and Senior Vice President for Legal Affairs and
                                  Secretary of the Bank

Bruce M. Keir              46     Executive Vice President--Market President--
                                  Broward County of the Bank

W. Andrew Kirkman          44     Senior Vice President--Personal Banking of the Bank

Richard A. Kuci, Jr.       41     Executive Vice President--Market President--
                                  Dade County of the Bank

Carla H. Pollard           34     Senior Vice President and Controller of the Company
                                  and the Bank

John G. Primeau            55     Senior Vice President--Mortgage Banking of the Bank

Roger P. Savage            52     Senior Vice President--Business Banking of the Bank

Joan K. Schimelman         40     Senior Vice President--Human Resources/Training of the Bank

Thomas L. Tribby           55     President--Trust and Investment Services Division of the Bank

Jose Vivero                57     President--Central Florida of the Bank

     The executive officers of the Company and the Bank are elected annually and hold office until their respective successors have been elected and qualified or until their earlier resignation or removal. The Company and/or the Bank have entered into Employment Agreements and/or Change of Control Agreements with the executive officers which set forth certain terms of such officers' employment. These are discussed in more detail later in this proxy statement.

     Biographical information about the executive officers of the Company and/or the Bank who are not directors is set forth below.

     Louis J. Dunham joined the Bank as its Senior Executive Vice President and Chief Credit Officer on February 26, 1999. Prior to that time, Mr. Dunham served as the Executive Vice President and Chief Credit Officer of Vermont National Bank from May 1991 until February 1999.

     R. Michael Strickland joined the Bank as its Senior Executive Vice President and Chief Banking Officer on February 16, 1999. Prior to that time, Mr. Strickland was the Palm Beach County Market President for NationsBank from the time it merged with Barnett Bank in January 1998 until February 1999, and was the CEO of Barnett Bank of Palm Beach County from July 1985 until January 1998.

     Alissa E. Ballot has been the Senior Vice President and Secretary of the Company and the Senior Vice President for Legal Affairs and Secretary of the Bank since October 1998, when First Palm Beach Bancorp, Inc. merged into the Company and its subsidiary, First Bank of Florida, merged into the Bank. Ms. Ballot had served as Senior Vice President for Legal Affairs for First Bank of Florida from October 1997 until the merger, and as Vice President--Legal of First Bank of Florida from April to October 1997. Prior thereto Ms. Ballot was the General Counsel of North Side Savings Bank in Floral Park, New York from April 1992 until its merger in December 1996.

     Bruce Keir has been Executive Vice President--Market President--Broward County of the Bank since June 1997, when Family Bank merged into the Bank. Prior to that time, he had served as the Executive Vice President of Family Bank for six years.

     W. Andrew Kirkman has been Senior Vice President--Personal Banking of the Bank since August 1995. Prior to that time he served as Vice President and Hub Manager for First Union Bank for ten years.

     Richard A. Kuci, Jr. has been Executive Vice President--Market President--Dade County of the Bank since January 1999. Prior to that time he served as an Executive Vice President of the Bank following the merger of County Bank into the Bank in December 1997. Prior to the merger he was the Executive Vice President and Senior Lending Officer of County Bank from 1996 through 1997 and, prior thereto, the Senior Vice President and Senior Lending Officer of County.

     Carla H. Pollard has been Senior Vice President and Controller of the Company and the Bank since March 1999. She served as Vice President and Controller of the Company and the Bank from June 1994 until March 1999. Before joining the Company and the Bank, she was a certified public accountant with the accounting firm of KPMG Peat Marwick for four years.

     John G. Primeau has been Senior Vice President--Mortgage Banking of the Bank since July 1998, when Unifirst Federal Savings Bank merged with the Bank. Prior to that time he was the President of Unifirst for seven years.

     Roger P. Savage has been Senior Vice President--Business Banking of the Bank since September 1992.

     Joan K. Schimelman has been Senior Vice President--Human
Resources/Training of the Bank since May 1993.

     Thomas L. Tribby has been President--Trust and Investment Services Division of the Bank since July 1997. Prior to that time he was the Trust Consultant for the states of Arizona and Utah for Banc One Trust Company from September 1996 to June 1997. Prior thereto he served in various capacities, including Senior Vice President, of Barnett Banks Trust Company, NA in Palm Beach County from May 1990 through August 1996.

     Jose Vivero has been President--Central Florida of the Bank since the merger of Northside Bank of Tampa into the Bank on February 26, 1999. Mr. Vivero had served as President of Northside Bank of Tampa since 1988.


                            EXECUTIVE COMPENSATION

     THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPHS INCLUDED ELSEWHERE IN THIS PROXY STATEMENT DO NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT OR THE PERFORMANCE GRAPHS BY REFERENCE THEREIN.

                     REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for 1998.

             WHAT IS THE COMPANY'S GENERAL POLICY WITH RESPECT TO
                        EXECUTIVE OFFICER COMPENSATION?

     The Board Compensation Committee is responsible for making recommendations to the Company's and the Bank's Boards of Directors as to compensation of the Company's and the Bank's executive officers. In addition, the Compensation Committee makes recommendations to the Boards of Directors as to outside director compensation, company-wide benefit programs, including the Company's 1997 Performance Incentive Plan, 401(k) program and employee stock purchase program, and executive employment agreements and retirement plans. For executive compensation, the Compensation Committee bases its decisions primarily on its overall assessment of the executive's contribution to the profitability of the Company and the Bank on both a long-term and short-term basis, the executive's performance in connection with the overall and specific strategic and tactical plans in the prior year, and an assessment of the executive's role in ensuring the overall financial success of the Company and the Bank in future periods. In this respect, the Compensation Committee seeks to reward leadership, innovation, strategic and tactical achievements and entrepreneurship. In its deliberations, the Compensation Committee generally does not perform a rote application of specific criteria, and its decisions are necessarily based in part on the Committee's subjective assessment of the executive's performance. Given the differences in magnitude of a business unit or division and its line or staff configuration, goal achievement may or may not be weighted heavily on financial performance of the business unit or division, as the amount of non-financial accountability varies materially among executives of the Company. The Compensation Committee continues to place emphasis on the close link between the strategic and financial interests of shareholders and executive compensation, as the Committee believes that this orientation both motivates the executives and supports the highest levels of corporate strategic performance over the Company's planning horizon. The Compensation Committee approaches the mix of executive cash compensation with a belief that it should involve a fair base salary combined with an emphasis on incentive compensation, as this approach has served the Company well in the motivation and retention of its senior executives.

                HOW DID THE COMPANY APPLY THIS POLICY IN 1998?

     In planning and deliberating 1998 compensation decisions, the Compensation Committee reviewed the Company's and the Bank's financial performance on both a long-term and short-term basis, the job performance of each executive officer, both financial and non-financial, compensation survey information provided by outside professional compensation consultants including national and regional peer group data, internally prepared performance review analyses and other information that the Compensation Committee viewed as relevant. In its deliberations, the Compensation Committee reviewed the referenced information for comparison purposes, and, in doing so, did not set the compensation for any of the Company's executive officers at a specific level due solely to comparisons with the peer group. Instead, the Committee's compensation decisions generally reflect competitive factors, job performance in relation to accountabilities, goal achievement, and circumstances and events that are unique to each executive, such as extraordinary efforts and expanded responsibilities. In assessing the Company's performance, the Compensation Committee considered, among other things, the profitability of the Company as a whole and progress with respect to the overall shareholder value plan, with special emphasis on the executive's progress with respect to the long-term strategic plan.

     The Compensation Committee's compensation decisions reflect the factors described, including objective factors and the subjective assessment of executive performance, with no specific rigid criteria applied to compensation decisions.

              WHAT ARE THE COMPONENTS OF EXECUTIVE COMPENSATION?

                  BASE SALARY AND CASH INCENTIVE COMPENSATION

     Cash compensation takes the form of base salary and cash incentive compensation for the senior executive team. The Committee takes both a long-term and short-term view in arriving at its determinations for overall cash compensation. The evaluation of varied criteria, including objective and subjective factors, is brought to the Compensation Committee's executive cash compensation decisions. In this connection, in 1998 the Committee awarded increases in base salary to the three named executive officers who had been with the Bank throughout 1997. The other two named executive officers joined the Bank in mid-1997, and their compensation was determined in accordance with the Employment Agreements entered into at the time their employment commenced (see "Employment Agreements"). Incentive compensation for all these executives was based directly on Company and Bank performance. The Compensation Committee continues to place emphasis on "at risk" compensation related to executive performance as it believes that such compensation is aligned with the Company's and shareholders' short-term and long-term interests and such compensation also presents a traceable record of motivating and retaining such executives.

                       LONG-TERM INCENTIVE COMPENSATION

     The purpose of the Company's 1997 Performance Incentive Plan ("PIP") is to encourage directors, officers and employees of the Company to contribute to the growth and performance of the Company. The PIP is administered by the Board Compensation Committee. The Compensation Committee granted 1,369,500 stock options to directors, officers and employees in 1998 at various exercise prices, with 1,091,000 of such options vesting ratably over the three year period beginning on the grant date and 278,500 of such options vesting three years from the date of grant, and expiring ten years from the grant. The stock options granted in 1998 were designed to recognize the individual's contribution to the Company's success during 1997 and 1998 and to communicate the importance of the individual's future contribution to upcoming corporate initiatives.

           HOW IS THE COMPANY'S CHIEF EXECUTIVE OFFICER COMPENSATED?

     In determining Mr. Schupp's compensation, the Committee's review emphasizes the Company's current and prior year's financial performance, achievement of the Company's overarching strategic plan goals and the prevailing market rates of compensation for the position. With regard to its strategic plan, merger and acquisition goals were surpassed as the Bank experienced significant growth, particularly through a successful merger and acquisition initiative. A variety of market data was analyzed by the Committee in order to assess Mr. Schupp's relative compensation. It was the Compensation Committee's conclusion that Mr. Schupp's base salary should be increased, while the rate applied in the formula used to determine his cash incentive compensation, due to the growth of the Company, was decreased, though the amount available to be earned increased. This decision continues to place an emphasis on "at risk" incentive compensation for Mr. Schupp revolving around the achievement of long-term and short-term strategic and earnings goals for the Company. In this connection, Mr. Schupp's compensation can expand and contract according to the performance of the Company. As a result, a significant portion of Mr. Schupp's cash compensation bears a close relationship to the shareholders' interests.


                            COMPENSATION COMMITTEE

                                Paula Berliner
                               Mary Anna Fowler
                            Lennart E. Lindahl, Jr.
                             William F. Spitznagel
                             Bruce E. Wiita, M.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1998, the Compensation Committee consisted of Ms. Berliner, Ms. Fowler, Mr. Lindahl, Mr. Spitznagel and Dr. Wiita. None of these individuals was an officer or employee of the Company or any of its subsidiaries during 1998, and none is a former officer of the Company or any of its subsidiaries. During 1998, none of the Company's executive officers served as a director or a member of the compensation committee (or equivalent body) of another entity of which any director of the Company or member of the Company's Compensation Committee was an executive officer.


                             EMPLOYMENT AGREEMENTS

     AGREEMENTS WITH MESSRS. SCHUPP AND HASKINS. The Company and the Bank have jointly entered into an employment agreement with Mr. Schupp to secure his services as Chairman, President and Chief Executive Officer and an employment agreement with Mr. Haskins to secure his services as Senior Executive Vice President and Chief Financial Officer. The employment agreements have rolling three-year terms which may be converted to a fixed three-year term by decision of the executive or by joint decision of the Company and the Bank. These agreements provide for minimum annual salaries of $415,000 (for Mr. Schupp) and $170,000 (for Mr. Haskins), discretionary bonuses that are expected to be determined with reference to consolidated net income before restructuring charges, taxes and extraordinary items, life insurance coverage in prescribed amounts, and participation on generally applicable terms and conditions in other compensation and fringe benefit plans. They also guarantee customary corporate indemnification and errors and omissions insurance coverage throughout the employment term and, in the case of Mr. Schupp, for six years thereafter.

     The Bank and the Company may terminate either executive's employment, and either executive may resign, at any time with or without cause. However, in the event of termination during the term without cause, the Bank and the Company will owe the executive severance benefits generally equal to the value of the cash compensation and fringe benefits that the executive would have received if he had continued working for an additional three years. The same severance benefits would be payable if the executive resigns during the term following a loss of title, office or membership on the Board of Directors, material reduction in duties, functions or responsibilities, involuntary relocation of the executive's principal place of employment to a location outside of a stated geographic area or other material breach of contract by the Company and the Bank or if he resigns during the term for any reason following a change of control.

     If the Bank or the Company experiences a change in ownership, a change in effective ownership or control or a change in the ownership of a substantial portion of their assets as contemplated by section 280G of the Internal Revenue Code, a portion of any severance payments made to Mr. Schupp under his employment agreement might constitute an "excess parachute payment" under current federal tax laws. Any excess parachute payment would be subject to a federal excise tax payable by Mr. Schupp and would be nondeductible by the Bank and the Company for federal income tax purposes. Mr. Schupp's employment agreement requires the Bank and the Company to indemnify Mr. Schupp against the financial effects of such an excise tax, if it is assessed. Mr. Haskins' employment agreement imposes a maximum limitation on the severance benefits payable to him for the purpose of preventing the characterization of any such benefits as an excess parachute payment.

     In general, compensation and other expenses incurred under the employment agreements are to be allocated between the Bank and the Company. The Company has guaranteed the performance of the Bank's obligations under these employment agreements.

     AGREEMENTS WITH MESSRS. SAVAGE AND KEIR. The Bank has entered into employment agreements with Messrs. Savage and Keir that are currently scheduled to expire on December 31, 1999. These employment agreements automatically renew for an additional year each December 31st unless the

Bank or the executive chooses to discontinue the renewals. These employment agreements provide for minimum base salaries of $125,000 (for Mr. Savage) and $100,000 (for Mr. Keir), annual performance-based incentive compensation of up to 20% of base salary (for Mr. Savage) and 28% of base salary (in the case of Mr. Keir), and participation on generally applicable terms and conditions in other compensation and fringe benefit plans. The Bank may terminate either executive's employment at any time with or without cause. In the event of termination without cause during the term of the employment agreements, the Bank will owe the terminated executive severance benefits equal to one year's base salary, payable in a lump sum or in installments at the Bank's option.

     The employment agreements prohibit each executive from working for or being affiliated with a competitor of the Bank, or soliciting the Bank's employees for a period of 24 months after termination of employment, and prohibit the disclosure of the Bank's trade secrets and other proprietary information indefinitely.

     AGREEMENT WITH MR. TRIBBY. The Bank has entered into an employment agreement with Mr. Tribby that is currently scheduled to expire on December 31, 1999. This employment agreement automatically renews for an additional year each December 31st unless the Bank or Mr. Tribby choose to discontinue the renewals. This employment agreement provides for a minimum base salary of $110,000, quarterly performance-based incentive compensation of the lesser of 25% of base salary paid during the quarter or 10% of the new fee income of the Bank's Trust Division during the quarter, and participation on generally applicable terms and conditions in other compensation and fringe benefit plans. The Bank may terminate Mr. Tribby's employment at any time with or without cause. In the event of termination without cause during the term, the Bank will owe Mr. Tribby severance benefits equal to base salary for the lesser of one year or the unexpired balance of the employment term, payable in a lump sum or in installments at the Bank's option.

     The employment agreement prohibits Mr. Tribby from working for or being affiliated with a competitor of the Bank in the trust services area or soliciting the Bank's employees for a period of 24 months after termination of employment, and prohibits the disclosure of the Bank's trade secrets and other proprietary information indefinitely.

     OTHERS. The Bank is also a party to employment agreements with terms similar to those in Mr. Savage and Mr. Keir's agreements with Richard Kuci, Dade Market President, Jose Vivero, President--Central Florida, and John Primeau, Senior Vice President. The Company and the Bank also, in the first quarter of 1999, entered into employment agreements with terms similar to those in Mr. Haskins' agreement (except with a two-year rolling term and severance benefits generally equal to the value of the cash compensation and fringe benefits that the executive would have received if he had continued working for an additional two years) with R. Michael Strickland, Senior Executive Vice President and Chief Banking Officer of the Bank and Louis J. Dunham, Senior Executive Vice President and Chief Credit Officer of the Bank, both of whom joined the Bank in February 1999.


                         CHANGE OF CONTROL AGREEMENTS

     AGREEMENTS WITH MESSRS. SAVAGE, KEIR AND TRIBBY. The Company and the Bank have jointly entered into separate change of control agreements with each of Messrs. Savage, Keir and Tribby. Upon the occurrence of a change of control, as defined, the change of control agreements supersede in their entirety the employment agreements between these executives and the Bank. The change of control agreements provide for continuing employment for rolling two-year terms which begin on the date of a change of control and may be converted on any date after a change of control to fixed terms of two years by decision of the Bank or the executive.

     The Bank and the Company (or their successors) may terminate employment of any of these executives, and any of these executives may resign, at any time with or without cause. However, in the event of termination without cause following a change of control (or within 3 months before the change of control occurs, if termination is in connection with the change of control), the Bank and the Company will owe the executive severance benefits generally equal to the value of the cash compensation and fringe benefits that the executive would have received if he had continued working for an additional two years. The same severance benefits would be payable if the executive resigns during the term following a loss of title or office, material reduction in duties, functions or responsibilities, involuntary relocation of the executive's principal place of employment to a location outside of a specified geographic region or other material breach of contract by the Company and the Bank, or if he resigns following the change of control for any reason within 90 days after consummation of a merger or other business combination or reorganization that is a change of control or within 90 days following the occurrence of any other event that is a change of control.

     Each change of control agreement imposes a maximum limitation on the severance benefits payable to an executive for the purpose of preventing the characterization of any such benefits as an excess parachute payment under section 280G of the Internal Revenue Code of 1986.

     In general, compensation and other expenses incurred under the change of control agreements are to be borne by the Bank. The Company has guaranteed the performance of the Bank's obligations under these change of control agreements.


     OTHERS. In the first quarter of 1999, the Company and the Bank entered into change of control agreements with Alissa E. Ballot, Senior Vice President and Secretary of the Company and the Bank, W. Andrew Kirkman, Senior Vice President of the Bank, Richard Kuci, Dade Market President of the Bank, Carla Pollard, Senior Vice President and Controller of the Company and the Bank, John Primeau, Senior Vice President of the Bank, Joan Schimelman, Senior Vice President of the Bank, and Jose Vivero, President--Central Florida of the Bank, with substantially the same terms as the change of control agreements with Messrs. Savage, Keir and Tribby.


                     EXECUTIVE COMPENSATION SUMMARY TABLE

     The following table sets forth information concerning total compensation earned or paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company and the Bank with salary and bonus for 1998 of $100,000 or more who served in such capacities as of December 31, 1998 (the "named executive officers") for services rendered to the Company and the Bank during each of the last three fiscal years.

                     EXECUTIVE COMPENSATION SUMMARY TABLE


                                                                                              LONG-TERM
                                                       ANNUAL COMPENSATION                   COMPENSATION
                                          ----------------------------------------------   ---------------
                                                                           OTHER ANNUAL       NUMBER OF
                                               SALARY          BONUS       COMPENSATION     STOCK OPTIONS        ALL OTHER
NAME AND PRINCIPAL POSITIONS      YEAR         ($)(1)          ($)(2)         ($)(3)           GRANTED        COMPENSATION(4)
------------------------------   ------   ---------------   -----------   --------------   ---------------   ----------------
Rudy E. Schupp                   1998       $ 300,000        $234,245           --             100,000           $149,634
Chairman, President and          1997         198,960         198,476           --              50,000             71,599
CEO of the Company               1996         180,760          81,911           --                   0             48,749
and the Bank

Richard J. Haskins               1998         144,000         142,778           --              65,000             71,928
Senior Executive Vice            1997         128,850          81,911           --              25,820             48,102
President and CFO of the         1996         130,680          65,417           --                   0             37,451
Company and the Bank

Roger Savage                     1998         135,000          22,251           --              20,000             56,359
Senior Vice President            1997         116,665          16,000           --              25,307             32,895
Business Banking of              1996          90,000           9,560           --                   0             17,244
the Bank

Thomas Tribby                    1998         110,000          18,797           --              15,000              1,851
President--Trust and             1997          68,579(5)            0           --              19,604                  0
Investment                       1996             N/A             N/A          N/A                 N/A                N/A
Services Division of
the Bank

Bruce Keir                       1998         106,000          20,511           --              10,000              6,278
EVP--Market                      1997          78,324(6)        5,250           --              22,746              2,854
President--Broward Co.           1996             N/A             N/A          N/A                 N/A                N/A
of the Bank

----------------
(1) For Messrs. Schupp and Haskins, total paid by the Company and the Bank for the years indicated.

(2) Annual incentive compensation paid by the Company and the Bank for financial results achieved and goals met during the year.

(3) The Company and/or the Bank provide the named executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to S.E.C. rules. Also not included is the value of perquisites and other personal benefits which do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the executive officer.

(4) The amounts shown in this column include (i) matching contributions by the Bank under the Bank's 401(k) Plan, all of which are invested in common stock of the Company. During 1998, the Bank's matching contributions were $7,680 for Mr. Schupp, $7,680 for Mr. Haskins, $0 for Mr. Savage, $1,851 for Mr. Tribby and $6,278 for Mr. Keir; (ii) for Mr. Schupp, annual premium value of death benefit coverage provided under split-dollar life insurance where the Company or the Bank owns the cash value of the policy. During 1998, the annual premium value was $1,509; (iii) for Messrs. Schupp and Haskins, annual premium on excess disability insurance, which in 1998 was $3,898 for Mr. Schupp and $5,382 for Mr. Haskins; and (iv) present value of the additional benefit earned with respect to Supplemental Executive Retirement Plan for Messrs. Schupp, Haskins and Savage. During 1998, the present value of the additional benefit earned was $136,547 for Mr. Schupp, $58,866 for Mr. Haskins and $56,359 for Mr. Savage.

(5) Mr. Tribby's employment with the Bank commenced on July 15, 1997.

(6) Mr. Keir's employment with the Bank commenced on July 1, 1997 following the merger of Family Bank into the Bank.

                             OPTION GRANTS FOR 1998

     The following table sets forth information with respect to option grants to the named executive officers during 1998 and the potential realizable value of such option grants:

     (1) the number of shares of common stock underlying options granted during the year;

     (2) the percentage that such options represent of all options granted to employees during the year;

     (3) the exercise price;

     (4) the expiration date; and

     (5) the hypothetical present value, as of the grant date, of the options under the option pricing model discussed below.

     The hypothetical value of the options as of their date of grant has been calculated below, using the Black-Scholes option pricing model, as permitted by S.E.C. rules, based upon a set of assumptions set forth in the footnote to the table. It should be noted that this model is only one method of valuing options, and the Company's use of the model should not be interpreted as an endorsement of its accuracy. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the option exercise price at the time of exercise.

                           OPTION GRANTS DURING 1998


                        NUMBER OF SECURITIES      % OF TOTAL OPTIONS                                             GRANT DATE
                         UNDERLYING OPTIONS      GRANTED TO EMPLOYEES     EXERCISE PRICE                           PRESENT
NAME                         GRANTED(#)             IN FISCAL YEAR           ($/SHARE)       EXPIRATION DATE     VALUE($)(1)
--------------------   ----------------------   ----------------------   ----------------   -----------------   ------------
Rudy E. Schupp                 40,000                                    $9.00                      1/28/08       $210,000
                               60,000                     8.5%            9.3125                   11/18/08        326,400

Richard J. Haskins             15,000                                     9.00                      1/28/08         78,750
                               50,000                     5.5%            9.3125                   11/18/08        272,000

Roger Savage                    5,000                                     9.00                      1/28/08         26,250
                               15,000                     1.7%            9.3125                   11/18/08         81,600

Thomas Tribby                  15,000                     1.3%            9.3125                   11/18/08         81,600

Bruce Keir                     10,000                      .8%            9.3125                   11/18/08         54,400

----------------
(1) The estimated present value at grant date of options granted during 1998 has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise of 10 years; a risk-free interest rate of 6%, a volatility rate of 57.1%; and a dividend yield of 2.5%. The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation."

     The $9.00 options are exercisable on January 28, 2001. One-third of the $9.3125 options become exercisable on each of November 18, 1999, November 18, 2000 and November 18, 2001.

                 OPTION AND SAR EXERCISES AND VALUES FOR 1998

     The table below sets forth the following information with respect to option and stock appreciation right ("SAR") exercises during 1998 by each of the named executive officers and the status of their options at December 31, 1998:

   (1) the number of shares of common stock acquired upon exercise of options or the number of securities with respect to which SARs were exercised during 1998;

   (2) the aggregate dollar value realized upon the exercise of such options;


   (3) the total number of exercisable and non-exercisable stock options held at December 31, 1998, and

   (4) the aggregate dollar value of in-the-money exercisable options at December 31, 1998.

                  AGGREGATED OPTION/SAR EXERCISES DURING 1998
                    AND OPTION VALUES ON DECEMBER 31, 1998


                                                                   NUMBER OF SECURITIES
                                                                  UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                                                       OPTIONS/SARS               IN-THE-MONEY OPTIONS/SARS
                                   SHARES                             AT 12/31/98(#)                  AT 12/31/98($)(1)
                                ACQUIRED ON        VALUE      -------------------------------   ------------------------------
NAME                            EXERCISE(#)     REALIZED($)    EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----------------------------   -------------   ------------   -------------   ---------------   -------------   --------------
Rudy E. Schupp .............      76,000         $497,250         19,652          524,000          $183,280       $1,822,750
Richard J. Haskins .........      15,672          103,316         12,128          260,820           113,185        1,095,920
Roger Savage ...............           0              N/A              0           45,307                 0          119,575
Thomas Tribby ..............           0              N/A              0           34,604                 0           90,186
Bruce Keir .................           0              N/A         35,750           32,746           381,399           86,130

----------------
(1) In accordance with S.E.C. rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $11.8125, the average of the high and low common stock sales prices reported for NASDAQ transactions on December 31, 1998.


                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Bank has entered into a separate supplemental executive retirement plan, or "SERP", agreement with each of Messrs. Schupp, Haskins and Savage.

     The SERP agreement with Mr. Schupp provides an annual retirement benefit equal to a percentage of Mr. Schupp's average annual base salary for the three years during his final five years of employment that produces the highest average. If Mr. Schupp terminates employment with the Bank at age 55, the percentage is 60%. If Mr. Schupp terminates employment with the Bank prior to age 55, the percentage will be equal to the sum of 30% plus an additional 1.875% for each year of his employment with the Bank after attaining age 39, up to and including his attainment of age 55. If Mr. Schupp terminates employment with the Bank after age 55, the percentage will be equal to the sum of 60% plus an additional 1.4% for each year of his employment with the Bank after attaining age 55, but no higher than 75%. The annual benefit will be payable beginning at the later of termination of employment or attainment of age 55 and will be paid in monthly installments for a fixed period of 240 months. Provision is also made for payments in cases of death or disability while employed by the Bank. In the event that Mr. Schupp's employment is terminated other than due to death or disability or cause coupled with a determination that he has engaged in conduct inimical to the interests of the Bank and the Company, he may elect to receive a lump sum payment of the present value of the future retirement benefit to which he is entitled, computed as though his final rate of salary were equal to his average annual base salary for the three years during his final five years of employment that produces the highest average if that assumption yields a higher benefit. In the event of a change of control, as defined, Mr. Schupp will be entitled to an annual retirement benefit equal to 75% of his average annual base salary for the three years during his final five years of employment that produces the highest average, payable immediately in a lump sum. If Mr. Schupp's employment is terminated for cause coupled with a determination that he has engaged in conduct inimical to the interests of the Bank and the Company, no benefit will be paid.

     The SERP agreement for Mr. Haskins is substantially the same as Mr. Schupp's, except that it provides for an annual retirement benefit equal to the following percentages of his average annual base salary for the three years during his final five years of employment that produces the highest average:
60% if he terminates employment at age 55; the sum of 30% plus an additional 2% for each year of employment after attaining age 39, if he terminates employment after age 40 and before age 55; and the sum of 60% plus an additional 1.4% for each year of employment after age 55, to a maximum of 75%, if he terminates employment after age 55.

     The SERP Agreement for Mr. Savage provides for an annual retirement benefit payable commencing upon attainment of age 62 equal to 30% of his average annual base salary for the three years during his final five years of employment that produces the highest average (24% if his termination of employment occurs prior to December 31, 1999 in the absence of a change of control). Benefits are payable in equal monthly installments for a fixed period of 240 months. Provision is also made for payments in cases of death or disability while employed by the Bank. In the event that Mr. Savage's employment is terminated other than due to death or disability or cause coupled with a determination that he has engaged in conduct inimical to the interests of the Bank and the Company, he may elect to receive a lump sum payment of the present value of the future retirement benefit to which he is entitled, computed as though his final rate of salary were equal to his average annual base salary for the three years during his final five years of employment that produces the highest average. In the event of a change of control, as defined, Mr. Savage will be entitled to an annual retirement benefit equal to 30% of his average annual base salary for the three years during his final five years of employment that produces the highest average, payable immediately in a lump sum. If Mr. Savage's employment is terminated for cause coupled with a determination that he has engaged in conduct inimical to the interests of the Bank and the Company, no benefit will be paid.

     If Messrs. Schupp, Haskins and Savage had terminated employment on December 31, 1998 their future annual benefits under their SERP agreements would have been: Mr. Schupp, $106,206 payable commencing at age 55; Mr. Haskins, $67,255 payable commencing at age 55; and Mr. Savage $20,500 payable commencing at age 62. If they continued employment through their respective 62nd birthdays at their current annual salary rates, their future annual benefits would be: Mr. Schupp, $311,250; Mr. Haskins, $127,500; and Mr. Savage, $43,800.


                               STOCK PERFORMANCE

     The following graph compares the performance of the Company's common stock with the performance of the Russell 2000 Index, which is a broad equity market index, and a peer group index over the five-year period ending on December 31, 1998. The graph assumes that $100 was invested on December 31, 1993 in the Company's common stock, the Russell 2000 Index and the peer group index, and that all dividends were reinvested.

     Included in the Republic Security Peer Group are all publicly traded banks with assets as of 9/30/98 between $2 billion and $3.5 billion, as follows:

BANK
1st Source Corporation            First Financial Bancorp            Silicon Valley Bancshares
Area Bancshares Corporation       First Republic Bank                Southwest Bancorporation of Texas, Inc.
BancFirst Corporation             First United Bancshares, Inc.      Triangle Bancorp, Inc.
Carolina First Corporation        First Western Bancorp, Inc.        Trust Company of New Jersey (The)
Chittenden Corporation            Hancock Holding Company            TrustCo Bank Corp NY
Community Trust Bancorp, Inc.     MainStreet Financial Corporation   UCBH Holdings, Inc.
Corus Bankshares, Inc.            National Bancorp of Alaska, Inc.   USBANCORP, Inc.
F&M Bancorporation, Inc.          Park National Corporation          Vermont Financial Services Corp.
F&M National Corporation          Republic Bancorp Inc.              WesBanco, Inc.
F.N.B. Corporation                Republic Bancshares, Inc.          Western Bancorp
First Commerce Bancshares, Inc.   S&T Bancorp, Inc.                  Westernbank Puerto Rico

                               PERFORMANCE GRAPH

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN



                                   [GRAPH OMITTED]



                                                                                   PERIOD ENDING
                                                    ----------------------------------------------------------------------------
                      INDEX                          12/31/93     12/31/94     12/31/95     12/31/96     12/31/97      12/31/98
                      -----                         ----------   ----------   ----------   ----------   ----------   -----------
Republic Security Financial Corporation .........      100.00       103.08       141.16       162.54       268.42        338.81
Russell 2000 ....................................      100.00        98.18       126.11       146.91       179.76        175.19
Republic Security Peer Group ....................      100.00       100.96       133.86       161.30       258.36        261.70

ITEM 2--APPROVAL OF AMENDMENT TO REPUBLIC SECURITY FINANCIAL CORPORATION 1997 PERFORMANCE INCENTIVE PLAN

GENERAL PLAN INFORMATION

     The Company's Board of Directors adopted the Republic Security Financial Corporation 1997 Performance Incentive Plan ("Incentive Plan"), subject to approval by the shareholders, and the shareholders approved the Incentive Plan at the 1997 Annual Meeting. The Incentive Plan was amended in 1998, with shareholder approval obtained at the October 1998 special meeting, to increase from 2,000,000 to 5,000,000 the number of shares of the Company's common stock authorized for use in making various types of incentive awards under the Incentive Plan.

     The Incentive Plan currently imposes a 100,000 share limit on the number of stock options, restricted stock awards and other stock-based incentive awards that may be made to any one participant in any one calendar year. The Compensation Committee has determined that this annual limit does not afford the flexibility it needs to provide competitive equity-based incentive compensation opportunities to the key executive officers of the Bank and the Company, in light of the Company's increased size. It has, therefore, amended the Incentive Plan, subject to approval by the shareholders, to increase this limit from 100,000 shares to 750,000 shares. This amendment does not increase the number of shares authorized for issuance under the Incentive Plan, decrease the exercise or base price per share at which stock options or stock appreciation rights may be granted under the Incentive Plan, modify or waive any performance criteria or conditions established under the Incentive Plan or alter the classes of individuals eligible to participate in the Incentive Plan.


     The Company is not required by law to seek the approval of shareholders for this amendment. However, by conditioning the amendment on shareholder approval, the Company seeks to maximize the availability to it of federal income tax deductions for compensation paid through the Incentive Plan. In the event that the amendment is not approved by shareholders, the amendment will not take effect, but the Incentive Plan will remain in effect without the amendment. The principal provisions of the Incentive Plan, as it would be amended by the amendment, are described below. The full text of the amendment is set forth as Appendix A to this Proxy Statement, to which reference is made, and the description of the amendment provided below is qualified in its entirety by such reference.

PURPOSE OF THE INCENTIVE PLAN

     The purpose of the Incentive Plan is to encourage designated directors, officers and employees of the Company and its subsidiaries to contribute materially to the growth of the Company, thereby benefitting the Company's shareholders, and aligning the economic interests of the participants with those of the shareholders.

DESCRIPTION OF THE AMENDED INCENTIVE PLAN

     ADMINISTRATION. A Plan Committee consisting of members of the Compensation Committee of the Board (or any successor committee) or such other committee as the Board may designate ("Plan Committee") administers the Incentive Plan. The Plan Committee is comprised of at least three directors of the Company, and all directors on the Plan Committee are "outside directors" (as that term is defined under section 162(m) of the Code) and "disinterested directors" (as such term is defined under section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder) who are not currently employees of the Company, the Bank or any affiliate. The Plan Committee will determine, within the limitations of the Incentive Plan, the directors, officers and employees to whom incentive awards will be granted and the terms and conditions of such awards. Subject to certain specific limitations and restrictions set forth in the Incentive Plan, the Plan Committee has full and final authority to interpret the Incentive Plan, to prescribe, amend and rescind rules and regulations, if any, relating to the Incentive Plan and to make all determinations necessary or advisable for the administration of the Incentive Plan. The costs and expenses of administering the Incentive Plan are borne by the Company.

     STOCK SUBJECT TO THE INCENTIVE PLAN. The Company has authorized the issuance of up to 5,000,000 shares of its common stock for the settlement of incentive awards granted under the Incentive Plan. None of the authorized shares have been issued. Any shares subject to grants under the Incentive Plan which expire or are terminated, forfeited or canceled without having been exercised or vested in full shall again be available for purposes of the Incentive Plan. As of March 18, 1999, the aggregate fair market value of the shares remaining was $43,750,000, based on the closing sales price per share of $8.75 on the Nasdaq Stock Market National Market System on such date.

     ELIGIBILITY. Any officer, employee or director of the Company (or a participating affiliate) who is selected by the Plan Committee is eligible to participate in the Incentive Plan. As of March 18, 1999, there were approximately 880 eligible individuals.

     TERMS AND CONDITIONS OF INCENTIVE AWARDS. The Incentive Plan provides for the grant of the following types of incentive awards the value of which is based on the value (or appreciation in value) of shares of the Company's common stock: stock options which qualify for favorable federal income tax treatment as "incentive stock options" ("ISOs"); non-qualified stock options which do not so qualify ("NQSOs"); stock appreciation rights ("SARs"); restricted stock; phantom stock; and performance shares. It also provides for the grant of incentive awards, in the form of performance units, the value of which is based on criteria other than the value of the Company's common stock. Currently, no individual may be granted incentive awards in any calendar year the value of which is based on the value (or appreciation in value) of shares of the Company's common stock that would require the issuance of more than 100,000 shares for settlement or a cash payment in excess of the fair market value of 100,000 shares for settlement. If the shareholders approve the amendment, this limit would be raised to 750,000 shares. Currently, no individual may be granted incentive awards the value of which is based on criteria other than the value of the Company's common stock that require the payment of more than $1,000,0000 in any calendar year. The amendment would not change this limit.

     STOCK OPTIONS AND SARS. In addition to the terms and conditions established by the Plan Committee and the general conditions and limitations described above, grants of stock options and SARS will be subject to the following additional conditions. No ISO, NQSO or SAR may be granted with an exercise or base price that is less than the fair market value of a share of common stock on the date of grant (110% of fair market value in the case of an ISO if the recipient of the grant is a 10% owner of the Company) or for a term in excess of ten years (five years in the case of an ISO if the recipient of the grant is a 10% owner of the Company). The maximum number of ISOs that may first become exercisable in any calendar year is that number with an aggregate exercise price not exceeding $100,000.

     RESTRICTED STOCK. In addition to the terms and conditions established by the Plan Committee and the general conditions and limitations described above, grants of restricted stock will be subject to the following additional conditions. The Plan Committee, in its sole discretion, may determine that the Company not issue any certificates for shares subject to a restricted stock award or that the Company retain possession of any certificates for shares issued pursuant to a restricted stock award, until all restrictions have lapsed. Shares may be issued for consideration or for no consideration, as the Plan Committee determines. Awards of restricted stock will be made subject to such restrictions and conditions as the Plan Committee may determine in its sole discretion. The award instrument may provide for a restriction period during which the award will remain subject to certain restrictions, including restrictions on transferability. During the restriction period the award recipient will have the right to receive any dividends or other distributions paid thereon, subject to any restrictions deemed appropriate by the Plan Committee. Unless the Plan Committee otherwise determines, during the restriction period an award recipient will not have the right to vote the shares subject to the award. The award recipient may not sell, assign, transfer, pledge or otherwise dispose of such shares except by will or the laws of descent and distribution. If the award recipient ceases to be employed by the Company during the restriction period (or ceases to be a member of the Board) or if other specified conditions are not met, the restricted stock award will terminate with respect to all shares as to which the restrictions have not lapsed and those shares must be returned to the Company.

     PERFORMANCE UNITS AND PERFORMANCE SHARES. In addition to the terms and conditions established by the Plan Committee and the general conditions and limitations described above, grants of performance shares and performance units will be subject to the following additional conditions. Performance units or performance shares will represent the right of the award recipient to receive an amount based on the value of the performance units or performance shares if certain performance goals are met. A performance unit will have a value based on such measurements or criteria as the Plan Committee determines. A performance share will have a value equal to the fair market value of a share of common stock. Such awards will be contingent upon the attainment of such performance goals over a performance period to be determined by the Plan Committee. The performance goals to be achieved during a performance period and the measure of whether and to what degree such goals have been attained will also be determined by the Plan Committee. If the award recipient ceases to be employed by the Company during the performance period or if other specified conditions are not met, the performance unit or performance shares will be forfeited at the close of business on the award recipient's last day of employment. The Plan Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate. If the award recipient ceases to be employed by the Company after the expiration of a performance period but prior to payment, payment will be made to the award recipient or his or her successor in interest, if applicable. Non-employee Directors are not eligible to receive performance units or performance shares.

     PHANTOM STOCK. In addition to the terms and conditions established by the Plan Committee and the general conditions and limitations described above, grants of phantom stock will be subject to the following additional conditions. The initial value of the phantom stock will be determined by the Plan Committee at the time of grant and may be greater than, equal to or less than the fair market value of a share of common stock. The Committee may grant dividend equivalents in connection with phantom stock. Such dividends may be paid currently or accrued as contingent cash obligations and may be payable in cash or shares of common stock, upon such terms as the Plan Committee may establish, including the achievement of specific performance goals. The Plan Committee will determine whether the phantom stock will be paid in the form of cash, shares of common stock or a combination of the two. Cash payments will be in an amount equal to the fair market value on the payment date of the number of shares of common stock equal to the number of shares of phantom stock with respect to which payment is made. The number of shares of common stock distributed in settlement of a phantom stock award will equal the number of shares of phantom stock with respect to which settlement is made. Payment will be made in accordance with the terms and at such times as determined by the Plan Committee at the time of the award. If the award recipient ceases to be employed by the Company (or a member of the Board) prior to becoming vested or otherwise entitled to payment, the award recipient's phantom stock shall be forfeited at the close of business on the recipient's last day of employment or service as a director. The Plan Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

     DIVIDEND EQUIVALENTS. The Plan Committee may grant dividend equivalents to an award recipient in such number and upon such other terms, including in either case the achievement of specific performance goals, and at any time and from time to time, as may be determined by the Plan Committee. Each dividend equivalent will represent the right to receive an amount in cash, or shares of common stock having a fair market value, equal to the amount of dividends paid on one share of common stock during such period as may be established by the Plan Committee. Dividend equivalents may be paid currently or accrued as contingent cash obligations, upon such terms as the Plan Committee may establish. The Plan Committee will determine whether dividend equivalents will be paid in the form of cash, shares of common stock or a combination of the two. The number of any shares of common stock payable in satisfaction of dividend equivalents will be determined by dividing the amount credited to the award recipient with respect to such dividend equivalents by the fair market value of a share of common stock on the day instructions are given to the Company's Chief Financial Officer or transfer agent to issue or purchase such shares. Payment shall be made at such times as determined by the Plan Committee at the time of grant. If the award recipient ceases to be employed by the Company prior to becoming entitled to payment, the recipient's dividend equivalents shall be forfeited at the close of business on his or her last day of employment or service as a director. The Plan Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

     RESTRICTIONS ON TRANSFERABILITY OF GRANTS. No awards under the Incentive Plan may be transferred, except by will or the laws of descent and distribution. However, if permitted by the Plan Committee, awards other than ISOs may be transferred pursuant to a domestic relations order, within the meaning of the Code or of Title I of the Employee Retirement Income Security Act of 1974, as amended. Notwithstanding the foregoing, the Plan Committee may provide in an award instrument that an award recipient may transfer NQSOs to family members or other persons or entities according to such terms as the Plan Committee may determine; provided that the award recipient receives no consideration for the transfer of the NQSO and the transferred NQSO continues to be subject to the same terms and conditions as were applicable to the NQSO immediately before the transfer.

     AMENDMENT, TERM AND TERMINATION OF THE INCENTIVE PLAN. The Plan Committee may amend or terminate the Incentive Plan at any time; provided, however, that the Plan Committee may not amend the Incentive Plan without shareholder approval if such approval is required by section 162(m) of the Internal Revenue Code or the rules of any stock exchange on which the Company's common stock is listed. No award may be made under the Incentive Plan after its termination, but awards made prior thereto may extend beyond the date of termination.

     ADJUSTMENT PROVISIONS. If there is any change in the number or kind of shares of common stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding common stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of the Company's common stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of common stock available for incentive awards, the maximum number of shares of common stock that any individual participating in the Incentive Plan may be granted in any year, the number of shares covered by outstanding awards, the kind of shares issued under the Incentive Plan, and the price per share or the applicable market value of such awards may be appropriately adjusted by the Plan Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of common stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits; provided, however, that any fractional shares resulting from such adjustment will be eliminated. If and to the extent that any such change in the number or kind of shares of common stock outstanding is effected solely by application of a mathematical formula (e.g., a 2-for-1 stock split), the adjustment described above will be automatic, without action by the Plan Committee.

     SECTION 162(m). Under Section 162(m) of the Internal Revenue Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. An exception exists, however, for "performance-based compensation," including amounts received upon the exercise of stock options (the exercise price for which is at or above the fair market value of the underlying shares at the date of grant) or stock appreciation rights, if such options or stock appreciation rights are granted pursuant to a plan approved by shareholders that meets certain requirements. The Incentive Plan, and the amendment thereto when approved by shareholders, is intended to make grants of stock options and stock appreciation rights thereunder meet the requirements of "performance-based compensation." "Performance-based compensation" also includes remuneration paid upon the attainment of performance goals if specified requirements are met.
Section 162(m) of the Code requires that a compensation committee consisting of two or more "outside directors" establish performance goals that must be met before such remuneration may be awarded. The committee also must certify that the performance goals have actually been met before payment of the remuneration. Finally, the business criteria on which performance goals may be based must be disclosed to and approved by the shareholders. The Plan provides that any award to a recipient who is a "covered employee" within the meaning of
Section 162(m), the exercisability or settlement of which is subject to the achievement of performance goals, will qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations thereunder. The Plan Committee will specify the performance goals in writing, prior to (or within 90 days after commencement of ) the applicable performance period.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is intended only as a summary and does not purport to be a comprehensive description of the federal tax laws, regulations and policies affecting the Company and recipients of ISOs and NQSOs that may be granted under the Incentive Plan and any descriptions of the provisions of any law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a material effect on the discussion contained herein.

     There are no federal income tax consequences for the Company or the option holder at the time an ISO is granted or for the Company upon the exercise of an ISO. Upon the exercise of an ISO, the option holder does not recognize income for tax purposes but the difference between the fair market value of the shares acquired upon exercise and the exercise price is an item of tax preference that may affect the option holder's liability for alternative minimum tax. If there is no sale or other disposition of the shares acquired upon the exercise of an ISO within two years after the date the ISO was granted, or within one year after the exercise of the ISO, then at no time will any amount be deductible by the Company with respect to the ISO. If the option holder exercises an ISO and sells or otherwise disposes of the shares so acquired after satisfying the foregoing holding period requirements, then he will realize a capital gain or loss on the sale or disposition. If the option holder exercises his ISO and sells or disposes of his shares prior to satisfying the foregoing holding period requirements, then an amount equal to the difference between the amount realized upon the sale or other disposition of such shares and the price paid for such shares upon the exercise of the ISO will be includible in the ordinary income of such person, and such amount will ordinarily be deductible by the Company at the time it is includible in such person's income.

     With respect to the grant of NQSOs, there are no federal income tax consequences for the Company or the option holder at the date of the grant. Upon the exercise of a NQSO, an amount equal to the difference between the fair market value of the shares to be purchased on the date of exercise and the aggregate purchase price of such shares is generally includible in the ordinary income of the person exercising such NQSO, although such inclusion may be at a later date in the case of an option holder whose disposition of such shares could result in liability under Section 16(b) of the Exchange Act. The Company will ordinarily be entitled to a deduction for federal income tax purposes at the time the option holder is taxed on the exercise of the NQSO equal to the amount which the option holder is required to include as ordinary income.

     In the case of other awards, recipients are generally subject to ordinary income tax on the monetary payment received (or the fair market value of common stock or other property received) for the taxable year in which the payment is made or the property is received. However, if common stock is transferred to an award recipient subject to the satisfaction of future employment or performance conditions, the award recipient will generally be subject to ordinary income tax on the fair market value of common stock in the year in which the common stock becomes substantially vested, unless the recipient elects to be subject to tax in the year of receipt.

     The foregoing statements are intended to summarize the general principles of current federal income tax law applicable to awards that may be granted under the Incentive Plan. State and local tax consequences may also be significant. Participants are advised to consult with their tax advisor as to the tax consequences of the Incentive Plan.

     Due to the discretionary nature of awards under the Incentive Plan, the amount of stock options or other awards that may be granted in the future under the Incentive Plan, as it would be amended, to any individual is not determinable. The following table sets forth information with respect to the stock option awards actually made under the Incentive Plan in the fiscal year ended December 31, 1998 to the individuals and groups indicated. These awards comply with the existing terms of the Incentive Plan and are not contingent on shareholder approval of the amendment.



                               NEW PLAN BENEFITS

                         1997 PERFORMANCE INCENTIVE PLAN


                                                                                   STOCK OPTIONS
                                                                       -------------------------------------
NAME                                                                    DOLLAR VALUE($)     NUMBER OF SHARES
----                                                                   -----------------   -----------------
Rudy E. Schupp .....................................................               N/A          100,000
Chairman, President, CEO and Director

Richard J. Haskins .................................................               N/A           65,000
Senior Executive Vice President & CFO

Roger Savage .......................................................               N/A           20,000
Senior Vice President, Business Banking

Thomas Tribby ......................................................               N/A           15,000
President, Trust and Investment Services

Bruce Keir .........................................................               N/A           10,000
EVP--Market President, Broward County

Each Director Nominee other than Mr. Adcock and Mr. Langan .........               N/A           10,000

Thomas J. Langan, Jr. ..............................................               N/A           17,500
Director and Nominee

Johnny Adcock ......................................................               N/A                0
Director and Nominee

All current executive officers as a group (14 persons) .............               N/A          325,000

All current directors who are not executive officers (including
 nominees) as a group (18 persons) .................................               N/A          192,500

All employees who are not executive officers as a group ............               N/A          852,000

     During the fiscal year ended December 31, 1998, there were no grants or awards under the Incentive Plan other than stock options.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE REPUBLIC SECURITY FINANCIAL CORPORATION 1997 PERFORMANCE INCENTIVE PLAN.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based solely upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, the Company believes that all of the persons required to file reports of ownership of the Company's common stock under section 16(a) of the Securities Exchange Act of 1934 complied during 1998 with such requirements, with the exception of the grant of stock appreciation rights (in 1995, when such grants were exempt from the reporting requirements) to Messrs. Gore, Haskins, Lindahl, Rathke, Spitznagel, Schupp and Wolfson and Dr. Wiita, and the subsequent exercise of certain of those stock appreciation rights by Mr. Schupp (in July 1997 and April 1998) and Mr. Haskins (in July 1997 and April 1998), the exchange of shares of First Palm Beach Bancorp, Inc. for shares of the Company pursuant to the merger of First Palm Beach Bancorp, Inc. into the Company on October 29, 1998, which exchange was not reported by directors Berliner, Schupp, Langan and Rathke until early December 1998, the private sale of a total of 865,260 shares of the Company's stock by director Thomas Carney to his three sons, which sale occurred in June of 1998 but was not reported until Dr. Carney's Form 5 for December 1998 was filed, a transfer of 9,685 shares from indirect to direct ownership by Mr. Hughes which occurred in May 1998 but was not reported until Mr. Hughes' Form 5 for December 1998 was filed, and the purchase of 1,000 shares by Mr. Wolfson in September 1998 which was not reported until Mr. Wolfson's Form 5 for December 1998 was filed. In addition, the following individuals did not report their holdings under the Bank's 401(k) Plan as required on Form 5 filings prior to December 31, 1998: Messrs. Haskins, Kirkman, Keir, Savage and Schupp, and Mss. Pollard and Schimelman, and the following individuals did not report their holdings under the Company's Dividend Reinvestment Plan or Employee Stock Purchase Plan as required on Form 5 filings prior to December 31, 1998: Mss. Pollard and Schimelman and Messrs. Haskins, Keir, Kirkman, Owen, Savage and Schupp and Dr. Wiita.


                   WHO IS THE COMPANY'S INDEPENDENT AUDITOR?

     The Company has selected Ernst & Young LLP to serve as its firm of independent public accountants for the fiscal year ending December 31, 1999. The same firm has served in this capacity since 1990. Representatives of this firm are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.


                                 OTHER MATTERS

     As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above and procedural matters incident to the conduct of the meeting. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to the transfer agent (as agent for the Company) will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

                            ADDITIONAL INFORMATION

     SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING. Shareholders interested in presenting a proposal for consideration at the Company's Annual Meeting of Shareholders in 2000 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company's by-laws. To be eligible for inclusion, shareholder proposals must be received by the Company's Secretary no later than November 26, 1999. In addition, the Board of Directors will consider proposals for nominees for director from shareholders which are made in writing to the Secretary of the Company.

     PROXY SOLICITATION COSTS. The proxies being solicited hereby are being solicited by the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company.

     The Company has retained D.F. King & Company, 77 Water Street, New York, New York 10005, to aid in the solicitation. For these services, the Company will pay D.F. King & Company a fee of $5,000 and reimburse it for certain out-of-pocket disbursements and expenses. Officers and regular employees of the Company or the Bank may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

                                        By order of the Board of Directors,

                                        /s/ Alissa E. Ballot
                                        ------------------------------------
                                        Alissa E. Ballot
                                        Secretary

March 25, 1999

                                                                     APPENDIX A

                    REPUBLIC SECURITY FINANCIAL CORPORATION

                         1997 PERFORMANCE INCENTIVE PLAN

         ADOPTED JUNE 27, 1997, AMENDED AND RESTATED ON OCTOBER 27, 1998


                                  AMENDMENT 2

     1. SECTION 3(b)--Effective as of January 1, 1999, section 3(b) of the Plan shall be amended to read in its entirety as follows:

     (b) INDIVIDUAL LIMITS. Grants to any individual in any calendar year shall be subject to the following limitations:

      (i) Grants that may be settled only by delivery of a fixed number of shares of Common Stock shall be limited such that delivery of no more than 750,000 shares of Common Stock shall be required for full settlement.

      (ii) Grants that may be settled only by monetary payment the amount of which is computed with reference to the Fair Market Value of a share of Common Stock shall be limited such that the monetary payment shall not exceed the Fair Market Value of 750,000 shares of Common Stock, determined as of the date of grant or the date of settlement (whichever produces the higher limit).

      (iii) Grants that may be settled either by delivery of a fixed number of shares of Common Stock or by monetary payment the amount of which is computed with reference to the Fair Market Value of a share of Common Stock shall be limited such that (A) delivery of no more than 750,000 shares of Common Stock shall be required for full settlement and (B) the monetary payment shall not exceed the Fair Market Value as of the date of grant or the date of settlement (whichever produces the higher limit) of a number of shares of Common Stock determined by subtracting the number of shares of Common Stock actually issued in settlement of such Grants from 750,000.

      (iv) Grants that may be settled by monetary payment the amount of which is computed without reference to the Fair Market Value of a share of Common Stock shall be limited such that the monetary payment shall not exceed $1,000,000. If shares of Common Stock may be delivered in full or partial substitution for such payment, the maximum monetary payment shall be limited such that it shall not exceed $1,000,000 reduced by the Fair Market Value of the Common Stock so delivered, determined as of the date of settlement.

     The limits imposed under section 3(b)(i), (ii) and (iii) shall be adjusted at the times and in the manner provided in section 3(e).

     IN WITNESS WHEREOF, Republic Security Financial Corporation has caused this instrument to be executed as of this 12th day of January, 1999.

                                 REPUBLIC SECURITY FINANCIAL CORPORATION

                                 By:
                                    ------------------------------------
                                 Name:

                                 TITLE:

                                                                      APPENDIX B

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                     REPUBLIC SECURITY FINANCIAL CORPORATION
                            450 S. AUSTRALIAN AVENUE
                         WEST PALM BEACH, FLORIDA 33401

The undersigned hereby appoints Richard J. Haskins and Alissa E. Ballot, and each of them, acting alone, with the power to appoint his or her substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of common stock of Republic Security Financial Corporation ("RSFC") held of record by the undersigned on February 25, 1999, at the Annual Meeting of Shareholders to be held on April 28, 1999 and at any adjournment or postponement thereof.
                           (CONTINUED ON REVERSE SIDE)

                      PLEASE DATE, SIGN AND MAIL YOUR PROXY

                         CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS

                     REPUBLIC SECURITY FINANCIAL CORPORATION

                                 APRIL 28, 1999

                 Please Detach and Mail in the Envelope Provided


[X]          Please mark your
             votes as in this
             example.

1. Election of seven directors, each for a term of three years, one director for a term of two years and one director for a term on one year.

NOMINEES:          3-YEAR TERM:
                  Johnny Adcock
                  Mary Anna Fowler
                  Thomas J. Langan, Jr.
                  Carol R. Owen
                  Richard C. Rathke
                  Rudy E. Schupp
                  Daniel O. Sokoloff
                   2-YEAR TERM:
                  Fred A. Greene
                   1-YEAR TERM:
                  R. Randy Guemple
                                                                WITHHOLD
                                                                AUTHORITY
                           FOR                                  TO VOTE
                           [ ]                                  [ ]

(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

----------------------------------------

2.       Approval of an amendment to the Company's 1997 Performance Incentive
         Plan.

                   FOR              AGAINST                   ABSTAIN

                   [ ]              [ ]                       [ ]

3. In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


Signature ___________________     _______________________   Dated _____________
                                 Signature if held jointly

NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                                      APPENDIX C

March 25, 1999



Dear Directors:

As you may know, in connection with the conversion of First Bank of Florida ("First Bank") from a mutual to a stock form of organization in September 1993 and the formation of First Palm Beach Bancorp, Inc. ("FFPB") as the parent holding company for First Bank, 211,600 shares of Common Stock of FFPB were acquired by the First Bank Recognition and Retention Plan for Officers and Employees and the Recognition and Retention Plan for Outside Directors ("the RRPs") for the benefit of the directors and employees of First Bank. Upon the merger of FFPB with Republic Security Financial Corporation (the "Company") on October 29, 1998, the shares of common stock of FFPB were exchanged for shares of common stock of the Company ("Common Stock"). As a participant in the RRPs, you may direct the voting, at the Company's Annual Meeting of Shareholders to be held on April 28, 1999 (the "1999 Annual Meeting"), of the shares of the Company's Common Stock held by the RRPs Trust allocated to your account as of February 25, 1999, the voting record date for the 1999 Annual Meeting (the "Record Date").

A committee consisting of Richard J. Haskins, Joan Schimelman and Alissa E. Ballot administers the RRPs. An unrelated corporate trustee for the RRPs has been appointed, Marine Midland Bank (the "RRPs Trustee"). The RRPs Trustee will vote those shares of the Company's Common Stock held in the RRPs Trust and allocated to participants in accordance with instructions of the participants.

We, the Committee responsible for operating the RRPs, are forwarding to you the attached Voting Instruction Card, provided for the purpose of conveying your voting instructions to the RRPs Trustee.

If you do not file a Voting Instruction Card or if your Voting Instruction Card is received too late to be included in the tally, any shares allocated to you will be voted to reflect the same proportions of affirmative and negative votes as the aggregate affirmative and negative votes reflected for such proposal on the Voting Instruction Cards.

At this time, in order to direct the voting of shares allocated to your account under the RRPs, you must fill out and sign the enclosed Voting Instruction Card and return it in the accompanying envelope by April 18, 1999. The RRPs Trustee will tally the instructions and use the tally in voting all of the shares in the RRPs Trust on the proposals specified on the Voting Instruction Card.

Please mail the Voting Instruction Card to the RRPs Trustee, Marine Midland Bank, using the self-addressed envelope provided.

At the 1999 Annual Meeting, it is possible, although very unlikely, that shareholders will be asked to vote on matters other than those specified on the attached Voting Instruction Card. In such a case, there may not be time to ask you for further voting directions. If this situation arises, the RRPs Trustee will decide how to vote all of the shares held in the RRPs Trust.

                                                     Sincerely,

                                                     RRPs Committee

                             VOTING INSTRUCTION CARD


I, the undersigned, understand that the RRPs Trustee is the holder of record and custodian of all shares allocated to me of Republic Security Financial Corporation (the "Company") Common Stock under the First Bank of Florida Recognition and Retention Plan for Officers and Employees and the Recognition and Retention Plan for Outside Directors. Further, I understand that my voting instructions are solicited on behalf of the RRPs Trustee for the Annual Meeting of Shareholders on April 28, 1999.

Accordingly, you are instructed to vote all shares allocated to me as follows:

1. The election as directors of all nominees listed (except as marked to the contrary below):

                  3-year terms:
                           Johnny Adcock
                           Mary Anna Fowler
                           Thomas J. Langan, Jr.
                           Carol R. Owen
                           Richard C. Rathke
                           Rudy E. Schupp
                           Daniel O. Sokoloff

                  2-year term:
                           Fred A. Greene

                  1-year term:
                           R. Randy Guemple

                      FOR
                  ALL NOMINEES
           (EXCEPT AS INDICATED BELOW)         VOTE WITHHELD AS TO ALL NOMINEES

                     [ ]                                  [ ]

Instructions:     To withhold your vote for any individual nominee, write that nominee's name  on the line provided below.

                  ------------------------------------------

2.    The approval of an amendment to the Company's 1997 Performance Incentive
      Plan.

                  FOR                       AGAINST                    ABSTAIN

                  [ ]                       [ ]                        [ ]

3. In the discretion of the RRPs Trustee, as to any other matter or proposal to be voted on by the Company's shareholders at the Annual Meeting of Shareholders.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

The RRPs Trustee is hereby authorized to vote any shares allocated to me as indicated above. I understand that if I sign this form without indicating specific instructions, shares allocated to me will be voted FOR all nominees and all of the listed proposals. By signing below, I acknowledge receipt of a copy of the Proxy Statement dated March 25, 1999 that was furnished to shareholders of the Company in connection with the Annual Meeting of Shareholders and the accompanying letter dated March 25, 1999 from the Committee appointed to administer the RRPs.


                                               Dated _____________________ 1999

                                               ________________________________
                                                           Signature

PLEASE DATE, SIGN AND RETURN THIS FORM IN THE ENCLOSED ENVELOPE BY APRIL 18,
1999.

                                                                      APPENDIX D



Republic Security Financial Corporation Letterhead


March 25, 1999



Dear ESOP Account Holder:


     As you may know, in connection with the conversion of First Bank of Florida ("First Bank") from a mutual to a stock form of organization in September 1993, and the formation of First Palm Beach Bancorp, Inc. (the "Company") as the parent holding company for First Bank, 423,200 shares of common stock of the Company were acquired by the Employee Stock Ownership Plan ("ESOP") for the benefit of participating employees. These shares of common stock were purchased with borrowed funds and placed in a suspense account for future transfer to the allocated accounts of individual participating employees as the borrowed funds are repaid. Upon the merger of the Company with Republic Security Financial Corporation ("RSFC") on October 29, 1998, the shares of common stock of the Company were exchanged for shares of Common Stock of RSFC ("Common Stock").


     A total of 1,445,046 shares of Common Stock of RSFC were held in the allocated and suspense accounts by the ESOP as of February 25, 1999, which is the voting record date (the "Record Date") for RSFC's Annual Meeting of Shareholders to be held on April 28, 1999 (the "1999 Annual Meeting"). As a participant in the ESOP, you may direct the voting, at the 1999 Annual Meeting, of the shares of RSFC's Common Stock held by the ESOP Trust and allocated to your account as of the Record Date.


     A committee consisting of Messrs. Haskins and Guemple and Ms. Schimelman administers the ESOP (the "ESOP Committee"). An unrelated corporate trustee for the ESOP has been appointed, Marine Midland Bank (the "ESOP Trustee").


HOW YOU EXERCISE YOUR VOTING RIGHTS


     Because the ESOP Trustee is the owner of record of all of the Common Stock held in the ESOP Trust, only it may submit an official proxy card or ballot to cast votes for this Common Stock. You exercise your right to direct the vote of Common Stock that has been allocated to your account by submitting a Confidential Voting Instruction Card that will tell the ESOP Trustee how to complete the proxy card or ballot for your shares. The ESOP Committee is furnishing to you the enclosed Confidential Voting Instruction Card, together with a copy of the Company's Proxy Statement for the 1999 Annual Meeting, so that you may exercise your right to direct the voting of shares of Common Stock allocated to your account. The Confidential Voting Instruction Card indicates how many shares of Common Stock were allocated to your account, and thus how many votes you have, as of the Record Date. The Confidential Voting Instruction Card also lists the specific proposals to be voted on at the 1999 Annual Meeting.


     In order to direct the voting of shares allocated to your account under the ESOP, you must fill-out and sign the enclosed Confidential Voting Instruction Card and return it in the accompanying envelope by April 18, 1999.


     The Confidential Voting Instruction Card will be delivered directly to the ESOP Trustee who will tally all the instructions received. If your Confidential Voting Instruction Card is received on or before April 18, 1999, the ESOP Trustee will vote the number of shares of Common Stock indicated on your Confidential Voting Instruction Card in the manner you direct. The contents of your Confidential Voting Instruction Card will be kept confidential. No one at Republic Security Bank or RSFC will have access to information about anyone's individual choices.

UNALLOCATED SHARES


     The ESOP Trustee has a legal duty to decide how to vote the shares held in the ESOP suspense account. In making a decision, it will act solely in the interest of participating employees and their beneficiaries.


UNSPECIFIED PROPOSALS


     At the 1999 Annual Meeting, it is possible, although very unlikely, that stockholders will be asked to vote on matters other than those specified on the attached Confidential Voting Instruction Card. In such a case, there may not be time to ask you for further voting directions. If this situation arises, the ESOP Trustee has a legal duty to decide how to vote all of the shares held in the ESOP Trust. In making a decision, it will act solely in the interest of participating employees and their beneficiaries.


IF YOU DO NOT VOTE


     The ESOP Trustee has a legal duty to see that all voting rights for shares of Common Stock held in the ESOP Trust are exercised. If you do not file a Confidential Voting Instruction Card, or if the independent tabulator receives your Confidential Voting Instruction Card after the deadline, the ESOP Trustee will decide how to exercise the votes for your shares. In making a decision, it will act solely in the interest of participating employees and their beneficiaries.


     This voting direction procedure is your opportunity to participate in decisions that will affect the future of Republic Security Bank and RSFC. Please take advantage of it by completing and signing the Confidential Voting Instruction Card using the self-addressed envelope provided.


                                        Sincerely,


                                        Sincerely, ESOP Committee


Enclosure: Proxy Statement

CONFIDENTIAL VOTING INSTRUCTION CARD
                                      NAME:

                                      ALLOCATED SHARES:

     I, the undersigned, understand that the ESOP Trustee is the holder of record and custodian of all shares of Republic Security Financial Corporation (the "Company") Common Stock allocated to my account under the First Bank of Florida Employee Stock Ownership Plan. Further, I understand that my voting directions are solicited on behalf of the ESOP Trustee for the Annual Meeting of Shareholders on April 28, 1999.
     As a named fiduciary with respect to the Company Common Stock allocated to me, I direct you to vote all such Company Common Stock as follows:

1. The election of seven directors for terms of three years each, as listed below:

Johnny Adcock, Mary Anna Fowler, Thomas J. Langan, Jr., Carol R. Owen, Richard C. Rathke, Rudy E. Schupp, Daniel O. Sokoloff

The election of one director for a term of two years: Fred A. Greene

The election of one director for a term of one year: R. Randy Guemple


  FOR ALL NOMINEES
       (EXCEPT AS INDICATED BELOW)   VOTE WITHHELD AS TO ALL NOMINEES
                 [ ]                                [ ]

INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name in the space provided:

----------------------------------------------------------------------------
                                                                             .
2.  The approval of an amendment to the Company's 1997 Performance Incentive
Plan.

  [ ]  FOR [ ] AGAINST [ ] ABSTAIN

3. In the discretion of the ESOP Trustee, as to any other matter or proposal to be voted on by the Company's shareholders at the Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE `FOR' EACH OF THE LISTED PROPOSALS.

     The ESOP Trustee is hereby directed to vote any shares allocated to me. I understand that if I sign this form without indicating specific instructions, shares attributable to me will be voted FOR all nominees and all of the listed proposals.

     By signing below, I acknowledge receipt of a copy of the Proxy Statement dated March 25, 1999 that was furnished to shareholders of the Company in connection with the Annual Meeting of Shareholders and the accompanying letter dated March 25, 1999 from the Committee appointed to administer the ESOP.


                                            Dated:               , 1999.



                                             ---------------------------------
                                             PRINT NAME OF ESOP ACCOUNT HOLDER


                                             ----------------------------------
                                             SIGNATURE OF ESOP ACCOUNT HOLDER


PLEASE DATE, SIGN AND RETURN THIS FORM IN THE ENCLOSED ENVELOPE TO BE RECEIVED
                         NO LATER THAN APRIL 18, 1999.